UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
____________________
Date of Report (Date of earliest event reported): June 26, 2015
Accenture SCA
(Exact name of Registrant as specified in its charter)

Luxembourg	000-49713	98-0351796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
46A, Avenue J.F. Kennedy
L-1855 Luxembourg
(Address of principal executive offices)
Registrant’s telephone number, including area code: (352) 26 42 35 00
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 26, 2015, Accenture SCA held an extraordinary general meeting (the “Extraordinary General Meeting”) of holders of Accenture SCA Class I Common Shares (“Class I Common Shareholders”), as described in Accenture SCA’s definitive information statement filed with the Securities and Exchange Commission on May 18, 2015 (the “Information Statement”), at which Class I Common Shareholders voted upon the proposals listed below in connection with the proposed merger of Accenture SCA with and into Accenture Holdings plc, an Irish company and direct subsidiary of Accenture plc (the “Merger”). A quorum was present at the Extraordinary General Meeting as required by Accenture SCA’s articles of association. Class I Common Shareholders approved all of the proposals considered at the Extraordinary General Meeting.
Set forth below is the number of votes cast for and against, and the number of abstention votes and broker non-votes, with respect to each proposal voted upon by Class I Common Shareholders at the Extraordinary General Meeting. As of the record date for the Extraordinary General Meeting, Accenture plc, the general partner and manager of Accenture SCA, held 95% of the Class I Common Shares entitled to vote at the Extraordinary General Meeting and Accenture plc voted all of its shares in favor of each of the proposals listed below.

Proposals:	For	Against	Abstained	Broker Non-Votes
Approval of the Common Draft Terms of Merger in respect of the proposed Merger (as attached as Annex A to the Information Statement)	638,777,161	0	0	*
Acknowledgement that all the legal formalities prescribed by the Luxembourg Law Governing Commercial Companies dated August 10, 1915, as amended, in respect of the proposed Merger have been duly accomplished	638,777,161	0	0	*
Acknowledgement of the expiration of the mandate of the general partner and manager of Accenture SCA on the effective date of the Merger and authorization of the discharge of the general partner and manager of Accenture SCA	638,777,161	0	0	*
__________________________
* Not applicable

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 26, 2015	ACCENTURE SCA, represented by its general partner, Accenture plc, itself represented by its duly authorized signatory

	By:	/s/ Joel Unruch
	Name:	Joel Unruch
	Title:	Corporate Secretary of Accenture plc, general partner of Accenture SCA